EXHIBIT 21.1

                      SUBSIDIARIES OF AMERICA ONLINE, INC.


NAME                                             JURISDICTION OF INCORPORATION

Redgate Communications Corporation                  Delaware
ANS Communications, Inc.                            Delaware
   ANS France S.a.r.l.                              France
   ANS Japan, Inc.                                  Japan
   ANS Communications Europel Ltd.                  England
AOL Productions, Inc.                               California
Global Network Navigator, Inc.                      Delaware
Websoft, Inc.                                       Delaware
Johnson-Grace Newco, Inc.                           Delaware
AOL Ventures, Inc.                                  Delaware
   AOLV Hub, Inc.                                   Delaware
   AOLV Fashion Channel, Inc.                       Delaware
   AOLV Healthy Living Channel, Inc.                Delaware
The ImagiNation Network, Inc., d/b/a
    WorldPlay Entertainment, Inc.                   Delaware
Digital City, Inc.                                  Delaware
Digital Marketing Services, Inc.                    Delaware
Cyber Leasing Corp.                                 Delaware
AOL Community, Inc.                                 Delaware
Asylum, Inc., d/b/a Entertainment Asylum            California
AOL America Online Limited (Ireland)                Ireland
AOL (UK) Limited                                    England
   AOL Bertelsmann Online LP                        England
America Online France, S.a.r.l.                     France
   AOL Bertelsmann Online France S.N.C.             France
AOL America Online (Deutschland) GmbH               Germany
   AOL Bertelsmann Online GmbH & Co KG              Germany
America Online Holding B.V.                         The Netherlands
   AOL Bertelsmann Europa GmbH                      Switzerland
   AOL Bertelsmann Online Verwaltungs GmbH          Germany
   AOL Bertelsmann Service Operations Limited       Ireland
   AOL Bertelsmann Online (UK Management) Limited   England
America Online (Japan), Inc.                        Japan
   AOL (Japan) Inc.                                 Japan
AOL Canada Services Inc.                            Canada
Ubique, Ltd.                                        Israel
Ubique, Inc.                                        Delaware